Exhibit  4.1


Beckstead  and  Watts,  LLP
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Certified  Public  Accountants                         3340  Wynn  Road,  Ste. B
                                                       Las  Vegas,  NV  89102
                                                       702.257.1984


January  22,  2004


Securities  and  Exchange  Commission
Washington  D.C.  20549


Ladies  and  Gentlemen:

The Firm Beckstead and Watts, LLP was previously accountant for Xtreme Companies, Inc. (the "Company"). We reported the financial statements of the Company for the fiscal year ended December 31, 2002, and reviewed the Company's financial statements through the interim period ended September 30, 2003.

We were terminated as principal accountant of the Company effective January 15, 2004.

We have read the Company's statements included under item 4 of its Form 8-K dated January 20, 2004, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statement that the change was approved by the Board of Directors or that Michael Johnson, LLP was not engaged regarding any matter requiring disclosure under Regulations S-K, item  304(a)(2).

Very  truly  yours,

/s/  Beckstead  and  Watts,  LLP
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Becksteah  and  Watts,  LLP